Exhibit 10.6

NEITHER THIS OPTION NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS OPTION: (A) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS; AND (B) MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

BITZIO, INC.

OPTION TO PURCHASE COMMON STOCK

THIS CERTIFIES that, for value received, Jose Rivera (the “Holder”), shall be entitled to acquire from BITZIO, INC., a Nevada corporation (the “Company”), subject to the terms and conditions contained herein, at any time during the period from 9:00 a.m. (Pacific Time) on January 7, 2012 through 5:00 p.m. (Pacific Time) on January 6, 2017 or such earlier date as provided herein (the “Exercise Period”), 500,000 shares (individually, a “Option Share” and collectively, the “Option Shares”) of “Common Stock” (as hereinafter defined), at a purchase price of $0.28 per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of Section 2.  For purposes of this Option, the term “Common Stock” shall mean the $0.001 par value common stock of the Company.

The parties hereto agree that the option agreement between the Company and the Holder dated as of September 30, 2011 is terminated as of the date hereof.

1.

Exercise of Options.

1.1

Method of Exercise.  The Option evidenced hereby may be exercised by the Holder, in whole or in part, by the delivery at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder), during normal business hours, of this Option and the Form of Exercise attached hereto as Schedule A, duly completed and executed by the Holder, and payment (by wire transfer of immediately available United States federal funds or by bank certified, treasurer’s or cashier’s check payable to the order of the Company) of the aggregate Exercise Price for the Option Shares covered by such exercise.

1.2

Cashless Exercise.  In lieu of exercising the Option evidenced hereby pursuant to Section 1.1 above, the Holder shall have the right at any time to exercise this Option, in whole or in part, by requiring the Company to convert this Option (the “Conversion Right”), into Option Shares by surrendering this Option to the Company accompanied by the Form of Conversion Notice attached hereto as Schedule B, duly completed and executed by the Holder.  Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any cash in respect of the Exercise Price) that number of Option Shares which is equal to the amount obtained by dividing (x) an amount equal to the difference between (A) the aggregate Market Price for the Option Shares as to which the Conversion Right is then being exercised (the “Conversion Shares”), determined as of the exercise of the Conversion Right, minus (B) the aggregate Exercise Price then applicable to the Conversion Shares (such difference, the “Conversion Amount”), by (y) the Market Price of one share of Common Stock determined as of the exercise of the Conversion Right.  Any references in this Option to the “exercise” of this Option, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any exercise of the Conversion Right.

1.3

Partial Exercise.  In the event this Option is not exercised in full, the total number of Option Shares shall be reduced by the number of Option Shares subject to such partial exercise, and the Company shall promptly issue and deliver to the Holder a new Option of like tenor in the name of the Holder, reflecting such adjusted number of Option Shares.

1.4

Delivery of Certificates.  The certificate for the Option Shares issued upon exercise of this Option by the Holder pursuant to Sections 1.1 or 1.2 shall be delivered to the Holder as soon as practicable after the exercise of this Option.  The certificate evidencing the Option Shares shall bear restrictive legends substantially in the form set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE: (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS; AND (B) MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT (INCLUDING ANY RULES OR REGULATIONS THEREUNDER) AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.”

1.5

No Fractional Shares.  In lieu of issuing any fractional shares of Common Stock, the Company shall pay to the Holder cash in an amount equal to the same fraction of the Market Price of one share of Common Stock determined as of the exercise date of this Option.

2.

Adjustments to Exercise Price and Option Shares.  The Exercise Price and the number of Option Shares issuable upon the exercise of the Option are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 2.

2.1

Adjustment for Change in Capital Stock.  If the Company shall (i) declare a dividend on the Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) engage in a recapitalization, reorganization, exchange of shares, spin-off or similar change in capitalization or event, this Option shall entitle the Holder to receive the aggregate number and kind of shares which, if this Option had been exercised immediately prior to such time, the Holder would have owned or have become entitled to receive by virtue of such change in capitalization or event at an Exercise Price adjusted for such change in the number of shares purchasable.  Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, this Option shall again entitle the Holder to receive the number of shares of Common Stock as would have been the case had such dividend not been declared.  This Section 2.1 shall not apply to any transaction to which Section 2.2 is applicable.

2.2

Adjustment for Certain Transactions.  If the Company consolidates or merges with or into, or sells, transfers or leases all or substantially all of its assets to, any Person, upon consummation of such transaction this Option shall automatically become exercisable (but only during the Exercise Period) for the kind and amount of securities, cash or other assets which the Holder of a Option would have been entitled to receive in connection with the consolidation, merger, sale, transfer or lease if the Holder had exercised the Option immediately before the effective date of such transaction.  Concurrently with the consummation of such transaction, the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, transfer or lease shall have been made, shall enter into a supplemental Option so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 2.  The successor Person shall send to the Holder a notice describing the supplemental Option.  If the issuer of securities deliverable upon exercise of the supplemental Option is an Affiliate (as defined in Section 13 hereof) of the formed, surviving, transferee or lessee Person, that issuer shall join in the supplemental Option.

2.3

Notices to Holder.

(a)

Upon any adjustment of this Option pursuant to this Section 2, the Company shall promptly thereafter (i) cause a certificate to be executed by the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Option Shares issuable after such adjustment in the Exercise Price, upon exercise of the Option in full and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) notify the Holder of such adjustments by sending it a copy of the certificate referenced in the preceding clause (i).  Where appropriate, such notice may be given in advance.

(b)

The failure to give the notice required by this Section 2.3 or any defect therein shall not affect the legality or validity of the transaction to which it relates.

3.

Payment of Taxes.  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Option Shares upon exercise of the Option.  The Company shall not, however, be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance and delivery of this Option, or any supplemental or replacement Option, or any certificate for Option Shares or other securities, and the Company shall not be required to issue or deliver any such supplemental or replacement Options or certificates unless and until the Person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.

Certain Covenants.

4.1

The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Option Shares upon exercise of this Option, the maximum number of Option Shares which may then be deliverable upon the exercise in full of this Option.

4.2

The Company shall (i) use its best efforts to comply with the current public information requirements of Rule 144 (“Rule 144”) under the Securities Act and (ii) at all times Rule 144 is available for use by Holder, furnish the Holder upon request with all information within the possession of the Company, required for the preparation and filing of Form 144.

5.

Representations and Warranties.

5.1

The Company hereby represents and warrants to the Holder as follows:

(a)

This Option has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company.

(b)

Neither the execution and delivery of this Option, nor the consummation of the transactions contemplated hereby, will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of the Company or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

(c)

All Option Shares which may be issued upon the exercise of this Option, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable.

5.2

The Holder hereby represents and warrants to the Company (which shall be affirmed by the Holder on the date of the exercise of this Option) that (a) this Option and the Option Shares issuable upon exercise of this Option (collectively, the “Bitzio Securities”) are being acquired for the Holder’s own account, for investment purposes only, and not with a view to any distribution or resale thereof; and (b) the Holder is a sophisticated investor with knowledge and experience in financial matters, is capable of evaluating the merits and risks of an investment in the Bitzio Securities, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement, is able to bear the economic risk of its investment in the Bitzio Securities, is presently able to afford the complete loss of such investment, and is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act).

6.

Holder; No Rights as Shareholder.  The Holder shall be deemed the owner of this Option for all purposes.  The Holder shall not be entitled by virtue of ownership of this Option to any rights whatsoever as a shareholder of the Company with respect to the Common Stock issuable upon exercise of this Option, either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

7.

Restrictions on Transfer.

7.1

The Holder may not Transfer this Option to any Person other than an Affiliate without the express prior written consent of the Company, and any Transfer in violation of this Section 7 shall be void and of no force or effect.   In the event that the Company consents to any Transfer requested by the Holder to any Person (a “Proposed Transferee”), such Transfer shall be conditioned upon the receipt of an opinion of counsel reasonably satisfactory to the Company that such Transfer to a Proposed Transferee would not result in a violation of the provisions of the Securities Act and applicable state securities laws.

7.2

Each Holder of this Option and any Option Shares issued upon exercise of this Option, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 7.

8.

Lost Option.  Upon receipt by the Company at its principal office of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and in the case of any such loss, theft, or destruction, upon delivery of indemnity reasonably satisfactory to the Company or, in case of any such mutilation, upon surrender and cancellation of this Option, the Company will issue a new Option of like tenor in lieu of this Option.

9.

Expiration.

9.1

This Option, in all events, shall be wholly void and have no effect after 5:00 p.m. (Pacific Time) on January 6, 2017.

9.2

Nothing contained in this Agreement shall confer upon the Holder any right with respect to appointment or continuance as a director, officer, consultant or employee of the Company or of any of its Affiliates.

9.3

In the event of the death of the Holder, the Option shall be exercisable only within the one year after such death and then only (a) by the Person or Persons to whom the Holder’s rights under the Option shall pass by the Holder’s will or the laws of descent and distribution, and (b)  if and to the extent that the Holder was entitled to exercise the Option at the date of such death.

10.

Notices.  All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, or (b) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid (provided that confirmation of delivery is obtained from such service), to the parties at their respective addresses set forth below:

If to the Company:

Bitzio, Inc.

548 Market Street, Suite 18224

San Francisco, California, 94104

Telephone:

(604) 313-9344
Attention:

Chief Executive Officer

If to the Holder:

Jose Rivera

1199 Pacific Highway #3802

San Diego, California 92101

Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided above.  Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 10, except that any such change of address notice shall not be effective unless and until received.

11.

Severability.  In the event that one or more of the provisions of this Option shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Option, but this Option shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.

Governing Law.  This Option shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be entirely performed within such State without giving effect to principles of conflicts of laws.

13.

Definitions.  As used in this Agreement:

(a)

“Affiliate” means any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  The terms “control,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as general partner, as a limited partner with a right to receive fifty percent (50%) or more of the income or assets of a limited partnership, by contract or otherwise.

(b)

“Market Price” means as of the date of determination, the last sale price for the Common Stock on the principal securities market or exchange on which the Common Stock is listed, quoted or admitted to trading averaged over a period of ten (10) consecutive trading days ending on the last trading day prior to the date of the exercise of this Option.  If at any time the Common Stock is not listed or quoted on any market or exchange, the Market Price of the Common Stock shall be deemed to be the higher of (i) the book value thereof, as determined in accordance with generally accepted accounting principles consistent with those then being applied by the Company by any firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Board of Directors of the Company, as of the last day of the month ending within thirty-one (31) days preceding the date of the exercise of this Option, and (ii) the fair market value thereof as of a date which is within fifteen (15) days preceding the date of the exercise of this Option, as determined by an independent material brokerage firm selected by the Company and reasonably acceptable to the Holder.

(c)

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

(d)

“Transfer” means to dispose of or part with all or any portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, disposition, court order, operation of law, dissolution, merger, consolidation, division, spin-off, dividend, distribution, equitable or other distribution after divorce or separation, settlement, exchange, waiver, abandonment, gift, alienation, bequest, pledge, hypothecation, encumbrance or disposal.

14.

Neutral Construction.  The parties have negotiated this Option and all of the terms and conditions contained in this Option in good faith and at arms’ length, and each party has been represented by counsel during such negotiations.  No term, condition, or provision contained in this Agreement shall be construed against any party or in favor of any party because such party or such party’s counsel drafted such term, condition, or provision.  Furthermore, all terms, conditions, and provisions contained in this Option shall be construed and interpreted in a manner which is consistent with all other terms, conditions, and provisions contained in this Option.

15.

Counterparts.  This Option may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Bitzio, Inc. and the Holder have caused this Option to be signed by a duly authorized officer and dated as of January 7, 2012.

BITZIO, INC.

By:

/s/ Gordon C. McDougall

Name:

Gordon C. McDougall

Title:

Chief Executive Officer

/s/ Jose Rivera

Jose Rivera

SCHEDULE A

FORM OF EXERCISE

(To be executed by the Holder)

The Holder hereby exercises its rights to subscribe for and purchase ________________ shares of common stock, $0.001 par value, (“Common Stock”), of Bitzio, Inc. evidenced by the attached Option, hereby affirms that the representations and warranties set forth in Section 5.2 of the attached Option are true and correct on the date hereof as if made on and as of the date hereof, and herewith makes payment of the Exercise Price of $ __________________ therefor in full.  Please issue a certificate in the name of the Holder for the Common Stock in accordance with the instructions given below.

Dated:

Signature of Holder

Instructions for registration of shares

Social Security or Employer Identification

Number of Holder: ____________________

Address of Holder:

                                Street

                City, State and Zip Code

SCHEDULE B

FORM OF CONVERSION NOTICE

(To be executed by the Holder)

The Holder hereby exercises its rights, in accordance with Section 1.2 of the Option, to convert the Option represented thereby into _______________ shares of common stock, $0.001 par value, (the “Common Stock”), of Bitzio, Inc. evidenced by the attached Option and hereby affirms that the representations and warranties set forth in Section 5.2 of the attached Option are true and correct on the date hereof as if made on and as of the date hereof.  Please issue a certificate in the name of the Holder for the Common Stock in accordance with the instructions given below.

Dated:

Signature of Holder

Instructions for registration of shares

Social Security or Employer Identification

Number of Holder: ____________________

Address of Holder:

                                Street

                City, State and Zip Code